UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 20, 2010
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   Amendment of Executive Performance Sharing Plan

    On June 17, 2010, the Board of Directors of NIKE, Inc. (the "Company") approved an amendment, as described below, to the Company's Executive Performance Sharing Plan (the "Plan"), subject to the approval by the Company's shareholders of the amendment at the Company's 2010 Annual Meeting of Shareholders held on September 20, 2010 (the "2010 Annual Meeting").  The Plan provides that it will terminate at the first shareholder meeting that occurs in the fifth fiscal year after the Company's shareholders last approved the Plan.  Accordingly, shareholder re-approval of the Plan at the 2010 Annual Meeting was required to extend the Plan for an additional five years until the fiscal 2015 annual meeting of shareholders.  The amendment and the re-approval were approved by the requisite vote of the Company's shareholders at the 2010 Annual Meeting and became effective as of September 20, 2010.

    Under the Plan amendment, earnings before interest and taxes ("EBIT") was added to the permissible performance measurements.  A copy the Plan, as amended, is filed as Exhibit 10.1 hereto.

   Amendment of 1990 Stock Incentive Plan

    On June 17, 2010, the Board of Directors of the Company approved amendments, as described below, the the Company's 1990 Stock Incentive Plan (the "1990 Plan"), subject to the approval by the Company's shareholders of the amendments at the 2010 Annual Meeting.  The amendments were approved by the requisite vote of the Company's shareholders at the 2010 Annual Meeting and became effective as of September 20, 2010.

    Under the 1990 Plan amendments, an additional 31,000,000 shares of Class B Common Stock was reserved for issuance under the 1990 Plan, thereby increasing the total number of shares reserved for issuance under the Plan from 132,000,000 to 163,000,000 shares.  The amendments include a limitation on the grant of full value performance-based awards and other stock awards.  If the net number of shares issued pursuant to such full value awards granted after July 16, 2010 exceeds 3,000,000 shares (plus the number of shares forfeited or withheld to satisfy tax withholding obligations under stock awards outstanding as of that date), any excess shares issued under full value awards will be counted against the available shares as 2.8 shares for each such share issued.  Also under the 1990 Plan amendments, the 1990 Plan now allows for the issuance of shares of Class B Stock pursuant to performance-based awards intended to qualify as "performance-based compensation" eligible for full deductibility despite the deduction limit under Section 162(m) of the Code.  Additionally, in fiscal year 2010 the Board of Directors approved a number of amendments to the 1990 Plan that did not require shareholder approval under either the terms of the 1990 Plan or applicable rules.  These amendments generally included (a) adding an express prohibition on option repricing, (b) requiring that the exercise price of options be no less than 100% of fair market value on the date of grant and that the term of options be no more than 10 years from the date of grant, (c) adding provisions for so-called “double trigger” acceleration on change in control, (d) modifying standard provisions applicable on death, disability and retirement of optionees, (e) adding an express authorization for the grant of restricted stock units, and (f) providing that awards will be subject to the Company’s clawback policy.  The above description of the amendments to the 1990 Plan is qualified in its entirety by reference to the 1990 Plan which is filed as Exhibit 10.2 hereto.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company's annual meeting of shareholders was held on Monday, September 20, 2010, in Beaverton, Oregon.  The following matters were submitted to a vote of the shareholders, the results of which were as follows:

Proposal 1 –  Election of Directors:

Directors Elected by holders of Class A Common Stock:
	Votes Cast For	Votes Withheld

John G. Connors	87,633,112	-0-
Timothy D. Cook	87,633,112	-0-
Ralph D. DeNunzio	87,633,112	-0-
Douglas G. Houser	87,633,112	-0-
Philip H. Knight	87,633,112	-0-
Mark G. Parker	87,633,112	-0-
Johnathan A. Rodgers	87,633,112	-0-
Orin C. Smith	87,633,112	-0-
John R. Thompson, Jr.	87,633,112	-0-

Directors Elected by holders of Class B Common Stock:
	Votes Cast For	Votes Withheld

Jill K. Conway	300,678,050	2,253,153
Alan B. Graf, Jr.	302,442,013	489,190
John C. Lechleiter	299,873,661	3,057,542
Phyllis M. Wise	302,590,054	341,149

Proposal 2 – Re-approve and amend the NIKE, Inc. Executive Performance Sharing Plan.

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
385,146,468	4,984,455	433,392	27,324,664

Proposal 3 – Re-approve and amend the NIKE, Inc. 1990 Stock Incentive Plan.

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
351,959,621	38,262,788	341,906	27,324,664

Proposal 4 – Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2011.

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
413,423,186	4,207,564	258,229	-0-

Item 9.01 – Financial Statements and Exhibits.

        (d) Exhibits

    10.1    Executive Performance Sharing Plan.
    10.2    1990 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc.

Date September 24, 2010	By:	/s/ Donald W. Blair
Name Donald W. Blair
Title Chief Financial Officer